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                                                                   EXHIBIT 23(j)




                        CONSENT OF INDEPENDENT AUDITORS



Monument Series Fund

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement No. 333-26223 of our auditors' report included in the Annual Report to Shareholders for the period ended October 31, 1999 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is a part of such Registration Statement.

DELOITTE & TOUCHE LLP
Princeton, New Jersey
October 30, 2000